Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-131313) of Computer Software Innovations, Inc. of our report, dated March 14, 2007 related to the consolidated financial statements of Computer Software Innovations, Inc. as of and for the years ended December 31, 2006 and 2005, appearing in the Computer Software Innovations, Inc. 2006 Annual Report on Form 10-KSB.

/s/ Elliott Davis, LLC

Greenville, South Carolina
April 2, 2007